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Exhibit 5.1

[Opinion of]

 CRAVATH, SWAINE & MOORE LLP
[New York Office]

October 2, 2006

Ladies and Gentlemen:

        We have acted as counsel for Stanley, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (Registration No. 333-134053) and the amendments thereto (the "Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on May 12, 2006, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of up to an aggregate of 6,300,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares").

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the Restated Certificate of Incorporation of the Company, as amended, (b) the Amended and Restated Bylaws of the Company, (c) certain resolutions adopted by the board of directors of the Company and (d) an officer's certificate of the Company with respect to its issued and outstanding shares of capital stock.

        Based on the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) receipt from the Commission of notification of effectiveness of the Registration Statement, we are of opinion that the Shares, when issued (in the case of Shares to be issued by the Company), delivered and paid for pursuant to and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Cravath, Swaine & Moore LLP
Cravath, Swaine & Moore LLP

Stanley, Inc.
    3101 Wilson Boulevard, Suite 700
        Arlington, Virginia 22201

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[Opinion of] CRAVATH, SWAINE & MOORE LLP [New York Office]